UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2008

HUNGARIAN TELEPHONE AND CABLE CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11484	13-3652685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Third Avenue, Suite #3400

Seattle, Washington 98101-3034

(Address of Principal Executive Offices)

(206) 654-0204

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure*

On January 11, 2008, Hungarian Telephone and Cable Corp. (the “Company”) is hosting a conference call to discuss its agreement to purchase a controlling stake in Memorex Telex Communications AG (at 15:00 UK time, 16:00 CET, 10:00 a.m. ET, 7:00 a.m. PT). A copy of the Company’s press release announcing the conference call, the Company’s presentation material for the conference call, and certain other documents relating to the financing of the acquisition are furnished herewith as Exhibits 99.1, 99.2, 99.3 and 99.4.

Item 9.01	Financial Statements and Exhibits*

(d)	Exhibits

99.1	Press Release dated January 7, 2008

99.2	Presentation Material for January 11, 2008 Conference Call

99.3	Summary Term Sheet for Bridge Debt Financing for Acquisition

99.4	Proposed Key Amendments/Waivers to the Company’s existing EUR 165 million term and multicurrency credit facilities agreement dated August 6, 2004, as amended and restated to date.

*	The information furnished under Item 7.01 of this Current Report on Form 8-K, including the exhibits attached hereto under Item 9.01, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HUNGARIAN TELEPHONE AND CABLE CORP.

Date:	January 11, 2008	By:	/s/ Peter T. Noone
Peter T. Noone
General Counsel

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HUNGARIAN TELEPHONE AND CABLE CORP.

Exhibit Index

Exhibit Number	Description of Document

99.1	Press Release dated January 7, 2008

99.2	Presentation Material for January 11, 2008 Conference Call

99.3	Summary Term Sheet for Bridge Debt Financing for Acquisition

99.4	Proposed Key Amendments/Waivers to the Company’s existing EUR 165 million term and multicurrency credit facilities agreement dated August 6, 2004, as amended and restated to date.

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